FOR IMMEDIATE RELEASE

Boston Scientific Announces Agreement to Acquire Symetis
Acquisition Will Expand Treatments for Patients with Valvular Heart Disease and
Strengthen Company’s Position in Structural Heart Globally

Marlborough, Mass., (March 30, 2017) - Boston Scientific Corporation (NYSE: BSX) today announced a definitive agreement to acquire Symetis SA, a privately-held Swiss structural heart company focused on minimally-invasive transcatheter aortic valve implantation (TAVI) devices, for $435 million in up-front cash.

The Symetis portfolio includes the ACURATE TA™ and ACURATE neo/TF valve* systems for use in the treatment of high-risk patients suffering from severe and symptomatic aortic valve stenosis, which are sold in Europe and in other geographies outside of the United States. Symetis is also developing the ACURATE neo/AS** next generation valve system, currently in a clinical trial intended to serve as the basis for a future CE mark application.

This agreement to acquire Symetis follows the recent acquisition by Boston Scientific of certain Neovasc, Inc. manufacturing assets, and demonstrates the company’s continued investment in structural heart through intellectual property, research and development, and manufacturing capabilities.

“The steps we are taking reflect our commitment to being a leader in TAVI and structural heart technologies now and over the long-term, as we broaden our portfolio and pipeline to address the needs of our global health care providers and their patients,” said Ian Meredith, M.D., executive vice president and global chief medical officer, Boston Scientific. “The ACURATE family of valve products is strongly complementary to our cornerstone Lotus™ valve*** platform, and this compelling combination of technologies will allow us to provide interventional cardiologists and cardiac surgeons with multiple TAVI offerings for varying patient pathologies and anatomy.”

Symetis is based in Ecublens, Switzerland, with approximately 300 employees worldwide.

“We are excited to be joining Boston Scientific,” said Jacques R. Essinger, Ph.D. and CEO, Symetis. “We have great respect for the company’s legacy and strong leadership in interventional cardiology, and we look forward to being part of driving further innovation across its diversified portfolio.”

The acquisition is projected to close during the second quarter of 2017, subject to customary closing conditions.
On an adjusted basis, the transaction is expected to be immaterial in 2017, slightly accretive in 2018, and increasingly accretive thereafter. The transaction is expected to be less accretive (or dilutive, as the case may be) on a GAAP basis, due to amortization expense and transaction and integration costs.

Conference Call and Webcast Information
Boston Scientific will host a conference call to discuss this transaction today, Thursday, March 30, at 8:30 am EDT. The call will be hosted by Mike Mahoney, chairman and chief executive officer, Kevin Ballinger, executive vice president and president, Interventional Cardiology, and Ian Meredith, M.D., executive vice president and global chief medical officer.

A live webcast of the conference call will be available via the Boston Scientific website. Webcast registration is available on the Investor Relations section of the website at www.bostonscientific.com/investors. Registration at least 15 minutes prior to the scheduled start time is encouraged to ensure a timely connection.

A replay of the webcast will be archived and accessible at www.bostonscientific.com/investors approximately one hour following the completion of the conference call.

Financial and operational highlights of the Symetis transaction are also available on the Investor Relations section of the website under the tab, "Events & Presentations."

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

*The ACURATE TA™ and ACURATE neo/TF valve systems are not available for use or sale in the US.
**The ACURATE neo/AS valve system is not available for use or sale.
***The Lotus™ valve is currently not available for use or sale.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the closing of the acquisition, the financial and business impact of the transaction, product launches and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; the closing and integration of acquisitions; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures including adjusted earnings per share. Adjusted earnings per share excludes goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges and credits; certain discrete tax items and amortization expense. Non-GAAP measures such as adjusted earnings per share are not in accordance with generally accepted accounting principles in the United States. The GAAP financial measure most directly comparable to adjusted earnings per share is GAAP earnings per share. The difference between our estimated impact of the acquisition on our GAAP and adjusted earnings per share relates to amortization expense on acquired intangible assets and acquisition-related net charges, which primarily include exit costs and other fees. These amounts are excluded by the Company for purposes of measuring adjusted earnings per share.

Management uses adjusted earnings per share along with other supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures, including adjusted earnings per share, should not be considered in isolation from or as a replacement for GAAP financial measures. We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making and allows investors to see our results "through the eyes" of management. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

CONTACTS
Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
Kelly.Leadem@bsci.com

Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com